UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2006

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(503) 748-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 3, 2006, the Company entered into a Separation Agreement and Release with Steve Buhaly, the Company’s Vice President and Chief Operating Officer (the “Separation Agreement”) in connection with the termination of Mr. Buhaly’s employment with the Company on that date. The Separation Agreement provides for a severance payment to Mr. Buhaly in the amount of $260,000 and payment by the Company, for a period of up to 18 months, of premiums for group health insurance for Mr. Buhaly and his family. The Separation Agreement also provides for the acceleration of vesting of 7,500 shares of the Company’s common stock held by Mr. Buhaly.

Item 1.02.	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

Mr. Buhaly and the Company entered into a Change in Control Agreement effective as of September 26, 2000, as amended, which terminated by its terms upon the termination of Mr. Buhaly’s employment with the Company.

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The information required by this Item relating to the departure of Mr. Buhaly as Vice President and Chief Operating Officer is incorporated by reference from Item 1.01 above.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Separation Agreement and Release by and between Planar Systems, Inc. and Steve Buhaly dated January 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 6, 2006.

PLANAR SYSTEMS, INC.
(Registrant)

By	/s/ Scott Hildebrandt
Scott Hildebrandt Vice President and Chief Financial Officer